UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 16, 2016
Cambium Learning Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17855 Dallas Parkway, Suite 400, Dallas, Texas	75287
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 399-1995
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 24, 2009, Cambium Learning Group, Inc. (the "Company") entered into a consulting fee agreement (the "Consulting Agreement") with VSS Fund Management LLC ("VSS"). Funds managed by VSS own a majority of the equity interests of VSS-Cambium Holdings III, LLC, which holds approximately 70% of the Company’s outstanding common stock. As such, VSS-Cambium Holdings III, LLC has the ability to determine the outcome of matters submitted to the Company’s stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the Company’s assets, and will likely have the ability to control the Company’s management, affairs and operations.

Under the Consulting Agreement, VSS is entitled to the following fees: (i) a fee equal to 1% of the gross proceeds of any debt or equity financing by the Company, and (ii) a fee equal to 1% of the enterprise value of any entities acquired or disposed of by the Company. The Company and VSS agreed to amend the Consulting Agreement, effective March 19, 2013, and have entered into Amendment No. 1 to the Consulting Agreement (the "Amendment") such that, in addition to the fees payable to VSS thereunder, on January 1st of each calendar year, with the first payment payable to VSS as of January 1, 2013, VSS will be entitled to an annual payment of $70 thousand for monitoring services for the then-current calendar year, provided that if an employee of VSS serves as Chairman of the Company’s Board of Directors (the "Board"), such fee is subject to a dollar-for-dollar reduction in the amount of the annual retainer received by such VSS employee (as contemplated by the Company’s then current board compensation program). The Amendment also allows VSS to designate from time to time one or more of its affiliates to receive any of the fees payable under the Consulting Agreement.

The Company and VSS have agreed to amend the Consulting Agreement and have entered into Amendment No. 2 to the Consulting Agreement on December 16, 2016 (the "Second Amendment").

The Second Amendment provides that the Consulting Agreement will remain in effect until the earlier of the date on which VSS no longer has any employees serving on the Board, the date on which funds managed by VSS cease to beneficially own at least 10% of the Company’s outstanding common stock or, unless the Company’s audit committee renews the consulting fee agreement, January 1, 2021.

The summary of the Second Amendment herein is not intended to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2, dated December 16, 2016, to Consulting Agreement, dated July 24, 2009, between Cambium Learning Group, Inc. and VSS Fund Management LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambium Learning Group, Inc.

December 21, 2016	/s/ J. Scott McWhorter
Name: J. Scott McWhorter
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2, dated December 16, 2016, to Consulting Agreement, dated July 24, 2009, between Cambium Learning Group, Inc. and VSS Fund Management LLC.